UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2013

Commission file number: 1-10024

BKF CAPITAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-0767530
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

225 N.E. Mizner, Suite 400 Boca Raton, Florida 33432

(Address of Principal Executive Office) (Zip Code)

(561) 362-4199

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events.

Item 8.01 Other Events.

On May 28, 2013, BKF Capital Group, Inc. (“BKF”), issued a press release disclosing that it had sent a letter (the “Demand”) to Qualstar Corporation (“Qualstar”) demanding to inspect certain books and records relating to the disclosures contained in Qualstar’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2013. BKF issued the Demand to obtain information to familiarize itself with Qualstar’s affairs and assess the managerial performance and character of corporate officers and directors of Qualstar, in connection with its investment in the common stock of Qualstar and its participation in the 2013 Annual Meeting of Shareholders, at which BKF intends to nominate five directors for election. In its solicitation of proxies for the 2013 Annual Meeting, BKF expects to, among other things, comment on the public disclosures contained in Qualstar’s Quarterly Report on Form 10-Q, for the quarter ended March 31, 2013. BKF also served the Demand to determine and evaluate the process undertaken by Qualstar’s Board of Director’s in connection with the timing of the calling of the 2013 Annual Meeting and the proposals to be voted on at the meeting. A copy of the press release is attached to this report as Exhibit 99.1.

On May 29, 2013, BKF filed a preliminary proxy statement on Schedule 14A to elect five directors nominated by BKF to serve on Qualstar’s board of directors. The BKF nominees include Steven N. Bronson, Alan B. Howe, Sean M. Leder, Dale E. Wallis and David J. Wolenski.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibits
99.1	Press Release, dated May 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, BKF Capital Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2013

BKF CAPITAL GROUP, INC.
(Registrant)

By:	/s/ STEVEN N. BRONSON
Steven N. Bronson, President